EXHIBIT 16


    Deloitte &
     Touche LLP
---------------                ----------------------------------
                               Two World Financial Center
                               New York, New York 10281-1414
                                        Telephone: (212) 436-2000
                                        Facsimile: (212) 436-5000



March 15, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of The Bank of New York Company, Inc. dated March 12, 1996.




Yours truly,


/s/ Deloitte & Touche LLP